UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported):  August 11, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Telecom HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15651 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
______________

One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders and Amendments to Articles of Incorporation or Bylaws

On August 11, 2011, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as Initial Depositor (the “Initial Depositor”), and The Bank of New York Mellon, in its capacity as Trustee (“Trustee”), amended (such amendments collectively, the “Amendments”) the Depositary Trust Agreements for the B2B Internet HOLDRS Trust, Biotech HOLDRS Trust, Broadband HOLDRS Trust, Europe 2001 HOLDRS Trust, Internet HOLDRS Trust, Internet Architecture HOLDRS Trust, Internet Infrastructure HOLDRS Trust, Market 2000+ HOLDRS Trust, Oil Service HOLDRS Trust, Pharmaceutical HOLDRS Trust, Regional Bank HOLDRS Trust, Retail HOLDRS Trust, Semiconductor HOLDRS Trust, Software HOLDRS Trust, Telecom HOLDRS Trust, Utilities HOLDRS Trust and Wireless HOLDRS Trust (collectively, the “Trusts” and each, a “Trust”, which term does not include the CP HOLDRS Deposit Facility).  The Amendments will become effective 30 days after notice is given by the Trustee to the persons in whose name the relevant depositary trust receipt is held (the “Owners”).  Cede & Co., as the Owner of the receipts issued by each of the Trusts, was sent notice of the Amendments on August 12, 2011.

Early Termination

The Amendments add a new early termination event to the Depositary Trust Agreements.  In the event the Initial Depositor gives notice to the Trustee of its decision to terminate a Trust, the Trust will be subject to early termination upon the Trustee mailing notice of such termination to the Owners of the receipts then outstanding at least 30 days prior to the termination date specified by the Initial Depositor.  Cede & Co., as the Owner of receipts issued by each of the Trusts, will be sent notice of the Amendments on or about August 12, 2011.

Liquidation

Section 6.2(b) of the Standard Terms for Depositary Trust Agreements, dated as of September 2, 1994, as amended (the “Standard Terms”), gives the Trustee the authority to sell the underlying securities that remain in a Trust at any time after the expiration of one year following the termination date of a Trust.  The Amendments reduce the one-year period to four months following the termination date of the Trust.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the relevant Amendment, which is attached as Exhibit 99.2 to this Current Report.

Item 8.01	Other Events

On August 11, 2011, Merrill Lynch & Co., Inc. (“Merrill Lynch”) and Van Eck Associates Corporation (“Van Eck”) entered into a definitive Asset Purchase Agreement (the “Agreement”) whereby Van Eck will acquire Merrill Lynch’s right, title and interest to registered intellectual property, unregistered trade marks and copyrights, certain data, software and other materials as specified in the Agreement (the “Purchased Assets”) that relate to the rights of Merrill Lynch with respect to Holding Company Depositary Receipts (“HOLDRS”).  Under the terms of the Agreement, Van Eck’s Market Vectors ETF Trust (the “Market Vectors Trust”) will, subject to regulatory compliance, offer investors in each of the Biotech HOLDRS Trust, Oil Service HOLDRS Trust, Pharmaceutical HOLDRS Trust, Regional Bank HOLDRS Trust, Retail HOLDRS Trust and Semiconductor HOLDRS Trust (the HOLDRS of these Subject HOLDRS Trusts collectively, the “Subject HOLDRS Trusts” , and the “Subject HOLDRS”) the opportunity to exchange their Subject HOLDRS for shares of new Market Vectors exchange traded funds.  These exchange offers will be made pursuant to registration statements to be filed with the Securities and Exchange Commission.  The Trustee has advised us that it intends to waive its cancellation fee with respect to Subject HOLDRS that are tendered in the anticipated exchange offers and accepted for exchange, but not with respect to any other Subject HOLDRS or any non-Subject HOLDRS.  The Trustee may charge a fee of up to $0.10 per HOLDR for surrender and cancellation of all HOLDRS to which the fee waiver does not apply.

It is expected that effective thirty minutes before the expiration of the anticipated exchange offers, if any, to be made by the Market Vectors Trust, the NYSE Arca will halt trading of the Subject HOLDRS on the NYSE Arca.  If the Market Vectors Trust accepts for exchange the Subject HOLDRS tendered in the anticipated exchange offers, it is expected that effective as of the close of trading on the NYSE Arca on the day on which the anticipated exchange offers expire, all HOLDRS issued by the Trusts that trade on the NYSE Arca will cease to trade on either the NYSE Arca or any other national securities exchange.  Thereafter, the HOLDRS will no longer use any HOLDRS ticker symbol.

On August 12, 2011, Van Eck issued a press release regarding the entry into the Agreement and the proposed exchange offers. A copy of the press release is attached hereto as Exhibit 99.3. Exhibit 99.3 to this Current Report is being furnished to, and not filed with, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Telecom HOLDRS Trust Prospectus Supplement, dated August 12, 2011, to Prospectus dated March 15, 2011.

99.2
Amendment No. 1 to the Depositary Trust Agreement, dated as of August 11, 2011, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), all Depositors and all Owners and Beneficial Owners from time to time of Depositary Trust Receipts issued thereunder.

99.3	Press Release, dated August 12, 2011, issued by Van Eck Associates Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: August 15, 2011	By:	/s/ Liam B. O’Neil
	Name:	Liam B. O’Neil
	Title:	Managing Director, Head of Market Linked Solutions

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Telecom HOLDRS Trust Prospectus Supplement, dated August 12, 2011, to Prospectus dated March 15, 2011.

(99.2)
Amendment No. 1 to the Depositary Trust Agreement, dated as of August 11, 2011, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), all Depositors and all Owners and Beneficial Owners from time to time of Depositary Trust Receipts issued thereunder.

(99.3)	Press Release, dated August 12, 2011, issued by Van Eck Associates Corporation.